UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 11, 2016, Coherus BioSciences, Inc. (“Coherus”) with Baxalta Incorporated, announced that CHS-0214, its etanercept (Enbrel®) biosimilar product candidate, met its primary efficacy endpoint in a confirmatory, double-blind, randomized, controlled, two-part Phase 3 study. This 52-week study is evaluating the efficacy and safety of CHS-0214 compared to Enbrel in patients with moderate-to-severe rheumatoid arthritis that is inadequately controlled with methotrexate alone. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

To support optimization of the manufacturing process, Coherus anticipates conducting two additional Phase 1 bridging studies in 2016. In alignment with prior guidance, Coherus plans to file a European market authorization application for CHS-0214 in the fourth quarter of 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release titled “COHERUS AND BAXALTA ANNOUNCE CHS-0214 (INVESTIGATIONAL ETANERCEPT BIOSIMILAR) MET PRIMARY EFFICACY ENDPOINT IN PHASE 3 RHEUMATOID ARTHRITIS CLINICAL STUDY (RAPSODY)” dated January 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2016	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “COHERUS AND BAXALTA ANNOUNCE CHS-0214 (INVESTIGATIONAL ETANERCEPT BIOSIMILAR) MET PRIMARY EFFICACY ENDPOINT IN PHASE 3 RHEUMATOID ARTHRITIS CLINICAL STUDY (RAPSODY)” dated January 11, 2016